FINISHMASTER INC. AND SUBSIDIARY

EXHIBIT 21.1-SUBSIDIARIES OF FINISHMASTER, INC.
                                                                   State of
                                                                 Incorporation

Refinishers Warehouse, Inc.                                        Michigan